CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of CluckCorp International, Inc., of our report dated February 6, 1997, except for Note I (third paragraph) and Note K (second paragraph) as to which the date is May 12, 1997, relating to the financial statements of CluckCorp International, Inc. for the years ended December 31, 1995 and December 29, 1996, and the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement.



                                        Akin, Doherty, Klein & Feuge, P.C.
                                        Certified Public Accountants

San Antonio, Texas
August 5, 1997